Exhibit 99.1

PACKAGING CORPORATION OF AMERICA REPORTS SECOND QUARTER 2020 RESULTS

Lake Forest, IL, July 28, 2020 – Packaging Corporation of America (NYSE: PKG) today reported second quarter 2020 net income of $57 million, or $0.59 per share, and net income of $132 million, or $1.38 per share, excluding special items.  Second quarter net sales were $1.54 billion in 2020 and $1.76 billion in 2019.

Diluted earnings per share attributable to Packaging Corporation of America shareholders

	Three Months Ended
	June 30,
	2020	2019	Change
Reported Diluted EPS	$0.59	$2.04	$(1.45)
Special Items Expense (1)	0.79	—	0.79
Diluted EPS excluding Special items	$1.38	$2.04	$(0.66)

(1) For descriptions and amounts of our special items, see the schedules with this release.

Reported earnings in the second quarter of 2020 include $.79 per share of special items expense primarily for the impairment of goodwill associated with our Paper segment (as described below), the previously reported closure of our corrugated products production facility in San Lorenzo, CA, and costs and expenses associated with the COVID-19 pandemic.

During the second quarter of 2020, with the exacerbated deterioration in uncoated freesheet market conditions arising from the COVID-19 pandemic and its estimated impact on our Paper segment and the projected future results of operations, we identified a triggering event indicating possible impairment of goodwill and our long- lived assets within our Paper segment. Due to this triggering event and a more likely than not assessment that an impairment of goodwill occurred, an interim quantitative impairment analysis as of May 31, 2020 was performed. Based on this evaluation, we determined that goodwill was fully impaired for the Paper segment and recognized a non-cash impairment charge totaling $55.2 million. The impairment charge is not tax deductible. As a result of the triggering event described above, we also performed a recoverability test on the long-lived assets within our Paper segment, including long-lived intangible assets, as of May 31, 2020. The results of the recoverability test indicated that the long-lived assets, inclusive of the long-lived intangible assets, were 100% recoverable.

Excluding special items, the ($.66) per share decrease in second quarter 2020 earnings compared to the second quarter of 2019 was driven primarily by lower prices and mix in our Packaging segment ($.66) and Paper segment ($.05), lower volumes in our Paper segment ($.40), and higher depreciation expense ($.04). These items were partially offset by lower operating costs $.33, lower annual outage expenses $.10, lower converting costs $.03, lower freight expense $.02 and other costs $.01.

Financial information by segment is summarized below and in the schedules with this release.

	(dollars in millions)
	Three Months Ended
	June 30,
	2020	2019
Segment income (loss)
Packaging	$197.6	$263.9
Paper	(61.4)	38.8
Corporate and Other	(20.1)	(22.3)
	$116.1	$280.4

Segment income (loss) excluding special items
Packaging	$223.6	$263.9
Paper	(5.7)	38.8
Corporate and Other	(20.1)	(22.3)
	$197.8	$280.4

EBITDA excluding special items
Packaging	$312.5	$348.6
Paper	4.7	48.2
Corporate and Other	(18.2)	(20.6)
	$299.0	$376.2

In the Packaging segment, total corrugated products shipments and shipments per day were up 1.2% over last year’s second quarter.   Containerboard production was 1,073,000 tons, and containerboard inventory was down 33,000 tons from the second quarter of 2019 and up 42,000 tons compared to the first quarter of 2020. In the Paper segment, sales volume was down 103,000 tons compared to the second quarter of 2019 and down 93,000 tons from the first quarter of 2020 due to the previously announced downtime at our Jackson, AL mill.

Commenting on reported results, Mark W. Kowlzan, Chairman and CEO, said, “In the Packaging segment, our mills supplied the necessary containerboard to achieve a second quarter record for box shipments per day. We ran our containerboard system to demand while building some much-needed inventory as we began the second quarter with containerboard inventories at our lowest levels since the Boise acquisition and ended the quarter with our weeks-of-inventory supply still below our average over the last five years. All of our mills and corrugated products plants exhibited outstanding cost control throughout the quarter. In addition, we are seeing the benefits of our corrugated products capital spending strategy reflected in our box plant volume improvement as well as operating and converting cost reductions and efficiencies. We also saw the benefits from some of our mill cost reduction projects especially in the areas of energy and fiber. As previously communicated in April and again in late June, market conditions in the Paper segment continue to be challenged as nationwide responses to help control the spread of the COVID-19 virus have resulted in a dramatic decrease in demand for our cut-size office papers. Our Jackson, AL mill was temporarily idled for two months during the second quarter, and we expect the mill to stay down at least through the end of August.”

Mr. Kowlzan added, “As in the first quarter, the employees at all of our manufacturing and office locations ran their operations safely, and in a cost-effective manner, while facing the unprecedented conditions brought on by the COVID-19 pandemic. All facilities continued to operate in adherence to CDC guidelines and followed a strict protocol for workplace operations as well as notification of and response to potential issues. Although we did experience some challenges during the second quarter, we have not experienced any material disruption in our operations or our supply chain due to the pandemic. The accomplishments by our employees during this period, with the help of our customers and suppliers, were truly amazing.”

Mr. Kowlzan continued, “Looking ahead to the third quarter, we will stay focused on preserving our financial and balance sheet strength during these uncertain times. We will remain well-positioned to manage whatever lies ahead, while ensuring we take care of the needs and expectations of our employees, customers, suppliers and shareholders. During these unprecedented times, corrugated products demand has performed quite well so far this year, and we expect the third quarter to be even stronger. We began the third quarter with replenished, yet still relatively low, containerboard inventories and our expectation is that we will end the quarter at levels below where we started while managing scheduled outages at two of our mills. We have already announced the actions being taken in our Paper business, and we will continue to evaluate the demand for our paper products throughout the third quarter. However, shelter-in-place and lockdown conditions continue to change constantly across the country, and such events and actions could adversely impact these expectations and the operation of not only our facilities, but also the availability of services and products we rely upon from our suppliers. As a result, we are not able to appropriately quantify our guidance for the third quarter.”

We present various non-GAAP financial measures in this press release, including diluted EPS excluding special items, segment income excluding special items and EBITDA excluding special items. We provide information regarding our use of non-GAAP financial measures and reconciliations of historical non-GAAP financial measures presented in this press release to the most comparable measure reported in accordance with GAAP in the schedules to this press release.

PCA is the third largest producer of containerboard products and the third largest producer of uncoated freesheet paper in North America. PCA operates eight mills and 93 corrugated products plants and related facilities.

Some of the statements in this press release are forward-looking statements. Forward-looking statements include statements about our future earnings and financial condition, the impact of the COVID-19 pandemic on our business, expected benefits from acquisitions and restructuring activities, our industry and our business strategy. Statements that contain words such as “will”, “should”, “anticipate”, “believe”, “expect”, “intend”, “estimate”, “hope” or similar expressions, are forward-looking statements. These forward-looking statements are based on the current expectations of PCA. Because forward-looking statements involve inherent risks and uncertainties, the plans, actions and actual results of PCA could differ materially. Among the factors that could cause plans, actions and results to differ materially from PCA’s current expectations include the following: the impact of the COVID-19 pandemic on the health of our employees and on the employees of our suppliers and customers, on our ability to operate our business, and on economic conditions affecting our business and demand for our products; the impact of general economic conditions; conditions in the paper and packaging industries, including competition, product demand and product pricing; fluctuations in wood fiber and recycled fiber costs; fluctuations in purchased energy costs; the possibility of unplanned outages or interruptions at our principal facilities; and legislative or regulatory requirements, particularly concerning environmental matters, as well as those identified under Item 1A. Risk Factors in PCA’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission and available at the SEC’s website at “www.sec.gov”.

CONTACT:

Barbara Sessions

Packaging Corporation of America

INVESTOR RELATIONS:  (877) 454-2509

PCA’s Website: www.packagingcorp.com

Conference Call Information:

WHAT:	Packaging Corporation of America’s 2nd Quarter 2020 Earnings Conference Call

Conference ID:  8785211

WHEN:	Wednesday, July 29, 2020 at 9:00 a.m. Eastern Time

CALL-IN	(855) 730-0288 (U.S. and Canada) or (832) 412-2295 (International)
NUMBER:	Dial in by 8:45 a.m. Eastern Time

Conference Call Leader:  Mr. Mark Kowlzan

WEBCAST INFO:	http://www.packagingcorp.com

REBROADCAST DATES:	July 29, 2020 at 12:00 p.m. Eastern Time through August 12, 2020 11:59 p.m. Eastern Time

REBROADCAST NUMBERS:	(855) 859-2056 (U.S. and Canada) or (404) 537-3406 (International)

Passcode:  8785211

Packaging Corporation of America

Consolidated Earnings Results

Unaudited

(dollars in millions, except per-share data)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2020		2019	2020		2019
Net sales	$1,541.6		$1,759.9	$3,250.3		$3,493.6
Cost of sales	(1,215.8)	(1)	(1,332.0)	(2,559.6)	(1)	(2,644.3)	(3)
Gross profit	325.8		427.9	690.7		849.3
Selling, general, and administrative expenses	(136.3)	(1)	(143.7)	(282.2)	(1)	(283.7)
Goodwill impairment	(55.2)	(2)	—	(55.2)	(2)	—
Other expense, net	(18.2)	(1)	(3.8)	(28.1)	(1)	(9.8)	(3)
Income from operations	116.1		280.4	325.2		555.8
Non-operating pension income (expense)	0.6		(2.0)	1.1		(4.1)
Interest expense, net	(25.1)		(22.4)	(44.6)		(46.4)
Income before taxes	91.6		256.0	281.7		505.3
Provision for income taxes	(34.9)		(62.4)	(83.4)		(124.9)
Net income	$56.7		$193.6	$198.3		$380.4

Earnings per share:
Basic	$0.60		$2.05	$2.09		$4.03
Diluted	$0.59		$2.04	$2.08		$4.02

Computation of diluted earnings per share under the two class method:
Net income	$56.7	$193.6	$198.3	$380.4
Less: Distributed and undistributed income available to participating securities	(0.5)	(1.5)	(1.8)	(2.9)
Net income attributable to PCA shareholders	$56.2	$192.1	$196.5	$377.5
Diluted weighted average shares outstanding	94.4	94.0	94.4	94.0
Diluted earnings per share	$0.59	$2.04	$2.08	$4.02

Supplemental financial information:
Capital spending	$80.8	$92.1	$151.2	$170.9
Cash balance	$853.3	$569.4	$853.3	$569.4

(1)	The three and six months ended June 30, 2020 include the following:

a.

$20.4 million and $20.8 million, respectively, consisting of closure costs related to corrugated products facilities, substantially all of which relates to the previously announced closure of the San Lorenzo, California facility during the second quarter, partially offset by income related to the sale of a corrugated products facility, which were recorded in “Cost of sales”, “Selling, general, and administrative expenses”, and “Other expense, net”.

b.	$6.1 million and $6.9 million, respectively, of incremental, out-of-pocket costs related to COVID-19, including supplies, cleaning and sick pay, which were recorded in “Cost of sales”.

(2)

During the second quarter of 2020, with the exacerbated deterioration in uncoated freesheet market conditions and the estimated impact on our Paper reporting unit arising from the COVID-19 pandemic, as well as projected future results of operations, we identified a triggering event indicating possible impairment of goodwill within our Paper reporting unit. The Company performed an interim quantitative impairment analysis as of May 31, 2020, and, based on the evaluation performed, we determined that goodwill was fully impaired for the Paper reporting unit and recognized a non-cash impairment charge of $55.2 million.

(3)

The six months ended June 30, 2019 include $0.6 million of charges related to the second quarter 2018 discontinuation of uncoated free sheet and coated one-side grades at the Wallula, Washington mill associated with the conversion of the No. 3 paper machine to produce virgin kraft linerboard. The costs were recorded within “Other expense, net” and “Cost of sales”, as appropriate.

Packaging Corporation of America

Segment Information

Unaudited

(dollars in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Segment sales
Packaging	$1,409.9	$1,504.6	$2,877.4	$2,982.2
Paper	123.3	237.8	340.7	477.5
Corporate and Other	8.4	17.5	32.2	33.9
	$1,541.6	$1,759.9	$3,250.3	$3,493.6

Segment income (loss)
Packaging	$197.6	$263.9	$397.5	$513.4
Paper	(61.4)	38.8	(29.0)	84.4
Corporate and Other	(20.1)	(22.3)	(43.3)	(42.0)
Income from operations	116.1	280.4	325.2	555.8
Non-operating pension income (expense)	0.6	(2.0)	1.1	(4.1)
Interest expense, net	(25.1)	(22.4)	(44.6)	(46.4)
Income before taxes	$91.6	$256.0	$281.7	$505.3

Segment income (loss) excluding special items (1)
Packaging	$223.6	$263.9	$424.6	$513.8
Paper	(5.7)	38.8	26.8	84.6
Corporate and Other	(20.1)	(22.3)	(43.3)	(42.0)
	$197.8	$280.4	$408.1	$556.4

EBITDA excluding special items (1)
Packaging	$312.5	$348.6	$602.3	$682.4
Paper	4.7	48.2	46.7	103.1
Corporate and Other	(18.2)	(20.6)	(39.5)	(38.7)
	$299.0	$376.2	$609.5	$746.8

 ____________

(1)

Segment income (loss) excluding special items, earnings before non-operating pension income (expense), interest, income taxes, and depreciation, amortization, and depletion (EBITDA), and EBITDA excluding special items are non-GAAP financial measures. Management excludes special items as it believes these items are not necessarily reflective of the ongoing results of operations of our business. We present these measures because they provide a means to evaluate the performance of our segments and our company on an ongoing basis using the same measures that are used by our management, because these measures assist in providing a meaningful comparison between periods presented and because these measures are frequently used by investors and other interested parties in the evaluation of companies and the performance of their segments. The tables included in "Reconciliation of Non-GAAP Financial Measures" on the following pages reconcile the non-GAAP measures with the most directly comparable GAAP measures. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Packaging
Segment income	$197.6	$263.9	$397.5	$513.4
Facilities closure and other costs	20.4	—	20.8	—
Incremental costs for COVID-19	5.6	—	6.3	—
Wallula mill restructuring	—	—	—	0.4
Segment income excluding special items (1)	$223.6	$263.9	$424.6	$513.8

Paper
Segment income (loss)	$(61.4)	$38.8	$(29.0)	$84.4
Goodwill impairment	55.2	—	55.2	—
Incremental costs for COVID-19	0.5	—	0.6	—
Wallula mill restructuring	—	—	—	0.2
Segment income (loss) excluding special items (1)	$(5.7)	$38.8	$26.8	$84.6

Corporate and Other
Segment loss	$(20.1)	$(22.3)	$(43.3)	$(42.0)
Segment loss excluding special items (1)	$(20.1)	$(22.3)	$(43.3)	$(42.0)

Income from operations	$116.1	$280.4	$325.2	$555.8

Income from operations, excluding special items (1)	$197.8	$280.4	$408.1	$556.4

 ____________

(1)	See footnote (1) on page 2, for a discussion of non-GAAP financial measures.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

Net Income and EPS Excluding Special Items (1)

	Three Months Ended
	June 30,
	2020				2019
	Income before Taxes	Income Taxes	Net Income	Diluted EPS	Income before Taxes	Income Taxes	Net Income	Diluted EPS
As reported	$91.6	$(34.9)	$56.7	$0.59	$256.0	$(62.4)	$193.6	$2.04
Special items (2):
Goodwill impairment	55.2	—	55.2	0.58	—	—	—	—
Facilities closure and other costs	20.4	(5.1)	15.3	0.16	—	—	—	—
Incremental costs for COVID-19	6.1	(1.5)	4.6	0.05	—	—	—	—
Total special items	81.7	(6.6)	75.1	0.79	—	—	—	—
Excluding special items	$173.3	$(41.5)	$131.8	$1.38	$256.0	$(62.4)	$193.6	$2.04

	Six Months Ended
	June 30,
	2020				2019
	Income before Taxes	Income Taxes	Net Income	Diluted EPS	Income before Taxes	Income Taxes	Net Income	Diluted EPS
As reported	$281.7	$(83.4)	$198.3	$2.08	$505.3	$(124.9)	$380.4	$4.02
Special items (2):
Goodwill impairment	55.2	—	55.2	0.58	—	—	—	—
Facilities closure and other costs	20.8	(5.2)	15.6	0.17	—	—	—	—
Incremental costs for COVID-19	6.9	(1.7)	5.2	0.05	—	—	—	—
Wallula mill restructuring	—	—	—	—	0.6	(0.1)	0.5	—
Total special items	82.9	(6.9)	76.0	0.80	0.6	(0.1)	0.5	—
Excluding special items	$364.6	$(90.3)	$274.3	$2.88	$505.9	$(125.0)	$380.9	$4.02

 ____________

(1)

Net income and earnings per share excluding special items are non-GAAP financial measures. Management excludes special items as it believes these items are not necessarily reflective of the ongoing results of operations of our business. We present these measures because they provide a means to evaluate the performance of our company on an ongoing basis using the same measures that are used by our management, because these measures assist in providing a meaningful comparison between periods presented and because these measures are frequently used by investors and other interested parties in the evaluation of companies and their performance. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

(2)

Pre-tax special items are tax-effected at a combined federal and state income tax rate in effect for the period the special items were recorded and this rate is adjusted for each subsequent quarter to be consistent with the estimated annual effective tax rate, in accordance with ASC 270, Interim Reporting, and ASC 740-270, Income Taxes – Intra Period Tax Allocation. For all periods presented, income taxes on pre-tax special items represent the current amount of tax. For more information related to these items, see the footnotes to the Consolidated Earnings Results on page 1.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

EBITDA and EBITDA Excluding Special Items (1)

EBITDA represents income before non-operating pension income (expense), interest, income taxes, and depreciation, amortization, and depletion. The following table reconciles net income to EBITDA and EBITDA excluding special items:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net income	$56.7	$193.6	$198.3	$380.4
Non-operating pension (income) expense	(0.6)	2.0	(1.1)	4.1
Interest expense, net	25.1	22.4	44.6	46.4
Provision for income taxes	34.9	62.4	83.4	124.9
Depreciation, amortization, and depletion	108.3	95.8	208.5	190.6
EBITDA (1)	$224.4	$376.2	$533.7	$746.4
Special items:
Goodwill impairment	55.2	—	55.2	—
Facilities closure and other costs	13.3	—	13.7	—
Incremental costs for COVID-19	6.1	—	6.9	—
Wallula mill restructuring	—	—	—	0.4
EBITDA excluding special items (1)	$299.0	$376.2	$609.5	$746.8

 ____________

(1)	See footnote (1) on page 2, for a discussion of non-GAAP financial measures.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

The following table reconciles segment income (loss) to EBITDA excluding special items:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Packaging
Segment income	$197.6	$263.9	$397.5	$513.4
Depreciation, amortization, and depletion	96.0	84.7	184.8	168.8
EBITDA (1)	293.6	348.6	582.3	682.2
Facilities closure and other costs	13.3	—	13.7	—
Incremental costs for COVID-19	5.6	—	6.3	—
Wallula mill restructuring	—	—	—	0.2
EBITDA excluding special items (1)	$312.5	$348.6	$602.3	$682.4

Paper
Segment income (loss)	$(61.4)	$38.8	$(29.0)	$84.4
Depreciation, amortization, and depletion	10.4	9.4	19.9	18.5
EBITDA (1)	(51.0)	48.2	(9.1)	102.9
Goodwill impairment	55.2	—	55.2	—
Incremental costs for COVID-19	0.5	—	0.6	—
Wallula mill restructuring	—	—	—	0.2
EBITDA excluding special items (1)	$4.7	$48.2	$46.7	$103.1

Corporate and Other
Segment loss	$(20.1)	$(22.3)	$(43.3)	$(42.0)
Depreciation, amortization, and depletion	1.9	1.7	3.8	3.3
EBITDA (1)	(18.2)	(20.6)	(39.5)	(38.7)
EBITDA excluding special items (1)	$(18.2)	$(20.6)	$(39.5)	$(38.7)

EBITDA excluding special items (1)	$299.0	$376.2	$609.5	$746.8

 ____________

(1)	See footnote (1) on page 2, for a discussion of non-GAAP financial measures.